UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2012

FIRSTMERIT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	0-10161	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 996-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

FirstMerit Corporation (the “Company”) recommends that the Company’s shareholders vote “FOR” proposal three (the advisory vote on the compensation of the Company’s named executive officers or the “Say-on-Pay Proposal”) at the Company’s 2012 Annual Meeting of Shareholders. In further support of this recommendation, the Company has prepared the shareholder presentation filed as Exhibit 99.1 hereto and incorporated herein by reference (the “Presentation”), which Presentation is expected to be utilized by certain Company employees between the date of this Current Report on Form 8-K and the date of the Company’s 2012 Annual Meeting of Shareholders, currently scheduled to be held on April 18, 2012, in communications with and the solicitation of votes from certain shareholders of the Company regarding the Say-on-Pay Proposal

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Management Say-on-Pay Proposal Presentation, dated March 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

By:	/s/ Carlton E. Langer
Name:	Carlton E. Langer
Title:	Senior Vice President and
Assistant Secretary

Date: March 29, 2012

Exhibit Index

Exhibit Number	Description

99.1	Management Say-on-Pay Proposal Presentation, dated March 29, 2012.